Exhibit 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416

FOR IMMEDIATE RELEASE
January 29, 2014

CULLEN/FROST REPORTS 4th QUARTER, ANNUAL 2013 RESULTS

•	Average annual loans increase 9.1 percent

•	Average annual deposits up 11.4 percent

•	Credit quality improves

•	Assets top $24 billion

SAN ANTONIO - Cullen/Frost Bankers, Inc. today reported solid fourth quarter and annual earnings for 2013, as the Texas financial services leader continues to operate well despite persistent rate and economic headwinds.

Cullen/Frost reported net income available to common shareholders for the fourth quarter of 2013 of $60.6 million, or $.99 per diluted common share, compared to fourth quarter 2012 earnings of $60.2 million, or $.97 per diluted common share. For the fourth quarter of 2013, returns on average assets and common equity were 1.02 percent and 10.21 percent respectively, compared to 1.09 percent and 9.84 percent for the same period of 2012.

The company also reported 2013 annual net income available to common shareholders of $231.1 million, compared to 2012 earnings of $238.0 million. On a per-share basis, 2013 earnings were $3.80 per diluted common share, compared to the $3.86 per diluted common share reported in 2012. For the year, returns on average assets and common equity were 1.02 percent and 9.93 percent respectively, compared to the 1.14 percent and 10.03 percent reported in 2012.

At the end of the fourth quarter of 2013, Cullen/Frost’s non-performing assets declined by $35.5 million from the fourth quarter of 2012 and $28.3 million from the third quarter of 2013. Non-performing assets are at the lowest level since the fourth quarter of 2008.

“I am pleased to report solid results for 2013, demonstrating Cullen/Frost’s steady performance in a sluggish but slowly improving economy,” said Dick Evans, Cullen/Frost chairman and CEO. “In an environment of continued regulatory, economic and rate challenges, we are executing our plan and operating well. I am especially pleased to report that average loans for the year grew 9.1 percent, to $9.2 billion, thanks largely to our focused efforts to leverage the new relationships we added during the recession.

“Deposit growth remains strong, as both new and existing customers helped spur a $2.0 billion year-over-year increase in average deposits. In light of a persistently low interest rate environment, I was encouraged to see a 6.4 percent growth from last year in taxable equivalent net interest income. Our capital levels remain strong.

“For the fourth quarter, we saw good growth in both average loans and average deposits, with loans increasing by 5.4 percent to $9.3 billion and deposits rising by 9.1 percent to $20.1 billion, compared to the fourth quarter of 2012. At the end of 2013, our assets were at an all-time high of $24.3 billion,” Evans continued.

“During the fourth quarter, we acquired an independent Houston-based insurance agency, Kolkhorst Insurance, which will enable us to expand our presence in this important market.

“Non-performing assets declined significantly this quarter, both from the fourth quarter of 2012 and the third quarter of 2013, evidence of Cullen/Frost’s strong credit disciplines.

“Operating only in Texas continues to be a significant benefit for Frost as the state’s economy once again outpaced that of the nation in 2013. Texas jobs grew 2.5 percent in 2013, compared to the U.S. average of 1.7 percent.

“I continue to be very optimistic about our company’s future. Businesses are cautiously beginning to grow again, but confidence in the economic recovery is still guarded,” Evans continued.

During the year, Frost received further validation of its outstanding service culture and performance from well-regarded third parties. In April, for the fourth consecutive year, Frost Bank received the highest ranking in customer satisfaction in Texas in the J.D. Power and Associates 2012 U.S. Retail Banking Satisfaction StudySM, outperforming 12 other Texas banks ranked. In January of 2013, Frost Bank received a record 22 Greenwich Excellence Awards for superior performance in overall client satisfaction and other relationship and service categories in small-business and middle-market banking, marking the eighth consecutive year Frost was recognized.

“Through our commitment to our culture and value proposition, Cullen/Frost has been able to expand our customer base and bring value to shareholders, paying and increasing the dividend we pay shareholders for 19 consecutive years. During the first quarter of 2013, we also issued $150 million in non-cumulative perpetual preferred stock to yield 5.375 percent.

Evans said the company opened three new financial centers in 2013, two in the Dallas region and one in Houston, while also relocating several older locations to new facilities across the state. Maintaining its commitment to expand access for customers, Frost provided regular updates and enhancements to the bank’s top-rated apps for iPhone and Android and added the convenience of Frost-branded ATMs at Love Field in Dallas. Along with the ATMs through Frost’s branding relationship with Corner Stores, Frost now has the third-largest ATM network in the state.

“I am grateful for the extraordinary team of people here at Frost. They deliver on our value proposition and live our culture every day, and I thank them for their dedication to our customers and our company.”

For 2013, average annual total loans were $9.2 billion, a $773 million increase from the $8.5 billion reported the previous year. Average annual total deposits for 2013 rose to $19.3 billion, up 11.4 percent, or $2.0 billion, over the $17.3 billion reported in 2012. Net interest income on a taxable-equivalent basis increased to $710.9 million, up 6.4 percent over the $668.2 million reported a year earlier, reflecting the impact of the increasing volume of earning assets. For 2013, non-interest income increased 4.9 percent from 2012 (6 percent without the impact of securities gains at the end of both years), while non-interest expense increased 6.4 percent over the previous year to $611.9 million.

Noted financial data for the fourth quarter:

•
Tier 1 and Total Risk-Based Capital Ratios for the Corporation at the end of the fourth quarter of 2013 were 14.65 percent and 15.79 percent, respectively and are in excess of well-capitalized levels. The ratio of tangible common equity to tangible assets was 7.68 percent at the end of the fourth quarter of 2013, compared to 8.30 percent for the same quarter last year. This tangible common equity ratio, which is a non-GAAP financial measure, is equal to end-of-period shareholders’ common equity less goodwill and intangible assets divided by end-of-period total assets less goodwill and intangible assets. Frost’s current capital levels would meet today the fully phased-in Basel III capital requirements issued by the U.S. bank regulators.

•
Net interest income on a taxable-equivalent basis for the fourth quarter totaled $185.0 million, an increase of 7.4 percent compared to the $172.2 million reported for the fourth quarter of 2012. This increase primarily resulted from an increase in the average volume of earning assets and was partly offset by a decrease in the net interest margin. The net interest margin was 3.39 percent for the fourth quarter, compared to 3.48 percent for the fourth quarter of 2012 and 3.38 percent for the third quarter of 2013.

•
Non-interest income for the fourth quarter of 2013 was $78.5 million, an increase of $2.7 million, or 3.5 percent, from the $75.9 million reported a year earlier. Excluding securities gains that occurred in the fourth quarter of 2012 and the fourth quarter of 2013, non-interest income would have increased by 8.3 percent. Trust and investment management fees were $24.2 million, up $3.7 million or 18 percent compared to $20.5 million a year earlier. This increase was due to the equities market, new business and changes to the fee schedule. Investment fees are generally assessed based on the market value of trust assets that are managed and held in custody. Trust assets were $28.4 billion at the end of the fourth quarter of 2013, compared to $26.2 billion at December 31, 2012. Trust fees were also positively impacted by higher oil and gas fees, up $362,000. Insurance commissions and fees rose $2.0 million to $10.4 million, from $8.4 million in the fourth quarter of 2012, with most of this increase related to fees received in the fourth quarter of 2013 due to opportunities for early renewal made available by the implementation of the Affordable Care Act.

•
Non-interest expense for the fourth quarter of 2013 was $154.5 million, up $8.4 million or 5.8 percent from the $146.1 million reported for the fourth quarter of 2012. Salaries were up $4.8 million or 7.1 percent over the same quarter a year earlier and were impacted by an increase in the number of employees, combined with normal annual merit and market incentive increases. Employee benefits were up $1.9 million or 15 percent, primarily related to profit sharing expense, payroll taxes and medical insurance expense. Net occupancy expense was up $1.0 million due to higher lease expense and property taxes.

•
For the fourth quarter of 2013, the provision for loan losses was $5.9 million, compared to net charge-offs of $6.6 million. For the fourth quarter of 2012, the provision for loan losses was $4.1 million, compared to net charge offs of $5.1 million. The allowance for loan losses as a percentage of total loans was .97 percent at

December 31, 2013, compared to 1.13 percent at year-end 2012. Non-performing assets were $69.8 million at year-end, compared to $98.1 million the previous quarter, and $105.2 million at year-end 2012.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, January 29, 2014 at 10 a.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CT until midnight Sunday, February 2, 2014 at 855-859-2056, with the Conference ID# of 43086322. The call will also be available by webcast on the company’s website, frostbank.com, and available for playback after 2 p.m. CT. After entering the website, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $24.3 billion in assets at December 31, 2013. Among the top 50 largest U.S. banks and one of 24 banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation’s assessment of that impact.

•	Volatility and disruption in national and international financial markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of the Corporation’s goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of the Corporation’s borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	The Corporation’s ability to attract and retain qualified employees.

•	Changes in the competitive environment in the Corporation’s markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of the Corporation’s vendors, internal control systems or information systems.

•	Changes in the Corporation’s liquidity position.

•	Changes in the Corporation’s organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	The Corporation’s success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$159,208	$155,353	$153,181	$152,813	$154,405
Net interest income (1)	184,960	179,121	173,966	172,802	172,156
Provision for loan losses	5,899	5,108	3,575	6,000	4,125
Non-interest income:
Trust and investment management fees	24,237	22,692	22,561	21,885	20,543
Service charges on deposit accounts	20,602	20,742	20,044	20,044	21,162
Insurance commissions and fees	10,433	10,371	9,266	13,070	8,436
Interchange and debit card transaction fees	4,324	4,376	4,268	4,011	4,330
Other charges, commissions and fees	8,586	9,266	8,578	7,755	7,740
Net gain (loss) on securities transactions	1,179	(14)	6	5	4,435
Other	9,177	6,558	7,786	11,010	9,241
Total non-interest income	78,538	73,991	72,509	77,780	75,887

Non-interest expense:
Salaries and wages	72,201	68,524	66,502	66,465	67,442
Employee benefits	14,798	14,989	14,629	17,991	12,867
Net occupancy	12,750	13,094	12,645	11,979	11,772
Furniture and equipment	14,643	14,629	14,986	14,185	13,932
Deposit insurance	3,037	2,921	2,835	2,889	3,159
Intangible amortization	753	780	788	820	918
Other	36,333	36,886	37,373	41,485	35,977
Total non-interest expense	154,515	151,823	149,758	155,814	146,067
Income before income taxes	77,332	72,413	72,357	68,779	80,100
Income taxes	14,761	11,969	12,694	13,591	19,912
Net income	62,571	60,444	59,663	55,188	60,188
Preferred stock dividends	2,016	2,015	2,688	—	—
Net income available to common shareholders	$60,555	$58,429	$56,975	$55,188	$60,188

PER COMMON SHARE DATA
Earnings per common share - basic	$1.00	$0.96	$0.95	$0.91	$0.98
Earnings per common share - diluted	0.99	0.96	0.94	0.91	0.97
Cash dividends per common share	0.50	0.50	0.50	0.48	0.48
Book value per common share at end of quarter	39.13	38.63	37.91	38.33	39.32

OUTSTANDING COMMON SHARES
Period-end common shares	60,566	60,492	60,236	59,970	61,479
Weighted-average common shares - basic	60,461	60,340	60,011	60,593	61,382
Dilutive effect of stock compensation	846	866	664	581	339
Weighted-average common shares - diluted	61,307	61,206	60,675	61,174	61,721

SELECTED ANNUALIZED RATIOS
Return on average assets	1.02%	1.01%	1.03%	1.01%	1.09%
Return on average common equity	10.21	10.07	9.93	9.49	9.84
Net interest income to average earning assets (1)	3.39	3.38	3.43	3.45	3.48

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$9,348	$9,251	$9,207	$9,109	$8,868
Earning assets	21,864	21,199	20,468	20,415	20,138
Total assets	23,623	22,926	22,232	22,213	21,964
Non-interest-bearing demand deposits	8,002	7,738	7,452	7,431	7,690
Interest-bearing deposits	12,099	11,722	11,319	11,292	10,736
Total deposits	20,101	19,460	18,771	18,723	18,426
Shareholders' equity	2,497	2,447	2,445	2,431	2,433

Period-End Balance:
Loans	$9,516	$9,306	$9,233	$9,162	$9,224
Earning assets	22,238	21,688	20,755	20,787	21,148
Goodwill and intangible assets	543	541	542	543	544
Total assets	24,313	23,530	22,572	22,498	23,124
Total deposits	20,689	19,979	19,078	19,044	19,497
Shareholders' equity	2,514	2,481	2,428	2,443	2,417
Adjusted shareholders' equity (1)	2,374	2,335	2,272	2,229	2,179

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$92,438	$93,147	$93,400	$93,589	$104,453
As a percentage of period-end loans	0.97%	1.00%	1.01%	1.02%	1.13%

Net charge-offs:	$6,608	$5,361	$3,764	$16,864	$5,073
Annualized as a percentage of average loans	0.28%	0.23%	0.16%	0.75%	0.23%

Non-performing assets:
Non-accrual loans	$56,720	$79,081	$86,714	$91,644	$89,744
Restructured loans	1,137	8,243	1,900	1,613	—
Foreclosed assets	11,916	10,748	13,047	12,630	15,502
Total	$69,773	$98,072	$101,661	$105,887	$105,246
As a percentage of:
Total loans and foreclosed assets	0.73%	1.05%	1.10%	1.15%	1.14%
Total assets	0.29	0.42	0.45	0.47	0.46

CONSOLIDATED CAPITAL RATIOS
Tier 1 Risk-Based Capital Ratio	14.65%	14.53%	14.22%	14.23%	13.68%
Total Risk-Based Capital Ratio	15.79	15.68	15.39	15.44	15.11
Leverage Ratio	8.49	8.61	8.60	8.42	8.28
Equity to Assets Ratio (period-end)	10.34	10.54	10.76	10.86	10.45
Equity to Assets Ratio (average)	10.57	10.67	11.00	10.94	11.08

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31
	2013	2012	2011	2010	2009
CONDENSED INCOME STATEMENTS

Net interest income	$620,555	$604,861	$581,776	$563,459	$536,679
Net interest income (1)	710,850	668,176	642,066	616,319	577,716
Provision for loan losses	20,582	10,080	27,445	43,611	65,392
Non-interest income:
Trust and investment management fees	91,375	83,317	78,297	72,321	69,933
Service charges on deposit accounts	81,432	83,392	86,125	91,025	96,525
Insurance commissions and fees	43,140	39,948	35,421	34,015	33,096
Interchange and debit card transaction fees	16,979	16,933	29,625	30,542	26,248
Other charges, commissions and fees	34,185	30,180	27,750	25,380	23,826
Net gain (loss) on securities transactions	1,176	4,314	6,414	6	(1,260)
Other	34,531	30,703	26,370	28,744	45,338
Total non-interest income	302,818	288,787	290,002	282,033	293,706

Non-interest expense:
Salaries and wages	273,692	258,752	252,028	239,589	230,643
Employee benefits	62,407	57,635	52,939	52,352	55,224
Net occupancy	50,468	48,975	46,968	46,166	44,188
Furniture and equipment	58,443	55,279	51,469	47,651	44,223
Deposit insurance	11,682	11,087	12,714	20,451	25,812
Intangible amortization	3,141	3,896	4,387	5,125	6,537
Other	152,077	139,469	137,593	124,207	125,611
Total non-interest expense	611,910	575,093	558,098	535,541	532,238
Income before income taxes	290,881	308,475	286,235	266,340	232,755
Income taxes	53,015	70,523	68,700	57,576	53,721
Net income	237,866	237,952	217,535	208,764	179,034
Preferred stock dividends	6,719	—	—	—	—
Net income available to common shareholders	231,147	237,952	217,535	$208,764	$179,034

PER COMMON SHARE DATA
Earnings per common share - basic	$3.82	$3.87	$3.55	$3.44	$3.00
Earnings per common share - diluted	3.80	3.86	3.54	3.44	3.00
Cash dividends per common share	1.98	1.90	1.83	1.78	1.71
Book value per common share at end of quarter	39.13	39.32	37.27	33.74	31.55

OUTSTANDING COMMON SHARES
Period-end common shares	60,566	61,479	61,264	61,108	60,038
Weighted-average common shares - basic	60,350	61,298	61,101	60,411	59,456
Dilutive effect of stock compensation	766	345	177	175	58
Weighted-average common shares - diluted	61,116	61,643	61,278	60,586	59,514

SELECTED ANNUALIZED RATIOS
Return on average assets	1.02%	1.14%	1.17%	1.21%	1.14%
Return on average common equity	9.93	10.03	10.01	10.30	9.78
Net interest income to average earning assets (1)	3.41	3.59	3.88	4.08	4.23

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31
	2013	2012	2011	2010	2009
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$9,230	$8,457	$8,043	$8,125	$8,653
Earning assets	20,991	19,016	16,769	15,333	13,804
Total assets	22,752	20,827	18,569	17,187	15,702
Non-interest-bearing demand deposits	7,658	7,022	5,739	5,024	4,259
Interest-bearing deposits	11,610	10,270	9,484	9,024	8,161
Total deposits	19,268	17,292	15,223	14,048	12,420
Shareholders' equity	2,455	2,373	2,172	2,028	1,831

Period-End Balance:
Loans	$9,516	$9,224	$7,995	$8,117	$8,368
Earning assets	22,238	21,148	18,498	15,806	14,437
Goodwill and intangible assets	543	544	539	542	547
Total assets	24,313	23,124	20,317	17,617	16,288
Total deposits	20,689	19,497	16,757	14,479	13,313
Shareholders' equity	2,514	2,417	2,284	2,062	1,894
Adjusted shareholders' equity (1)	2,374	2,179	2,036	1,907	1,740

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$92,438	$104,453	$110,147	$126,316	$125,309
As a percentage of period-end loans	0.97%	1.13%	1.38%	1.56%	1.50%

Net charge-offs:	$32,597	$15,774	$43,614	$42,604	$50,327
Annualized as a percentage of average loans	0.35%	0.19%	0.54%	0.52%	0.58%

Non-performing assets:
Non-accrual loans	$56,720	$89,744	$94,338	$137,140	$146,867
Restructured loans	1,137	—	—	—	—
Foreclosed assets	11,916	15,502	26,608	27,810	33,312
Total	$69,773	$105,246	$120,946	$164,950	$180,179
As a percentage of:
Total loans and foreclosed assets	0.73%	1.14%	1.51%	2.03%	2.14%
Total assets	0.29	0.46	0.60	0.94	1.11

CONSOLIDATED CAPITAL RATIOS
Tier 1 Risk-Based Capital Ratio	14.65%	13.68%	14.38%	13.82%	11.91%
Total Risk-Based Capital Ratio	15.79	15.11	16.24	15.91	14.19
Leverage Ratio	8.49	8.28	8.66	8.68	8.50
Equity to Assets Ratio (period-end)	10.34	10.45	11.24	11.70	11.63
Equity to Assets Ratio (average)	10.79	11.39	11.70	11.80	11.66

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).